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                                                                      Exhibit 21


                              List of Subsidiaries

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

MEMC Japan, Ltd.                                   Japan

MEMC Electronic Materials, S.p.A.                  Italy

MEMC Electronic Materials, SDN BHD                 Malaysia

MEMC Electronic Materials Sales, SDN BHD           Malaysia

MEMC Kulim Electronic Materials, SDN BHD           Malaysia

MEMC Huls Korea Company                            South Korea

<F*>POSCO HULS Co., Ltd.                           South Korea

<F*>Taisil Electronic Materials Corporation        Taiwan

SiBond, L.L.C.                                     Delaware

MEMC-CSMC Electronic Materials, Ltd.               China (PRC)

MEMC Southwest Inc.                                Delaware

MEMC Pasadena, Inc.                                Delaware

MEMC Foreign Sales Corp., Inc.                     Barbados

MEMC International, Inc.                           Delaware

PlasmaSil, L.L.C.                                  Delaware


[FN]
---------------
<F*>The  inclusion of these  entities on this  Exhibit 21 does not constitute an admission by the Company that the Company "controls" these entities for purposes of the Federal Securities laws.